UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12
H. J. Heinz Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
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The document below was first made available to employees of H. J. Heinz Company on March 14, 2013.

Heinz

Acquisition Transition: Key Milestones

The following are key steps in the transition process that will take Heinz from a public company to a private company.

Merger Agreement

On February 14, 2013, H.J. Heinz Company announced that it had entered into an agreement to be acquired by an affiliate of Berkshire Hathaway and 3G Capital.

Heinz

3G Capital

BERKSHIRE HATHAWAY INC.

Preliminary Proxy Statement

The Preliminary Proxy Statement was filed with the Securities and Exchange Commission (SEC) on March 4, 2013.

Definitive Proxy Statement

The Definitive Proxy Statement, Proxy Card and Notice to Shareholders are filed and mailed.

PROXY FILING

The proxy filing provides shareholders with information about the acquisition to allow them to make an informed vote at the upcoming shareholders meeting or to authorize a proxy to vote on their behalf. Key details covered in the proxy include background information about the transaction, a summary of the agreement and key details about the shareholder meeting.

Special Heinz Shareholder Meeting

The transaction is subject to the approval of Heinz shareholders.

VOTE
Heinz

Regulatory Approval

The transaction is subject to regulatory approval in key countries.

Cautionary Statement Regarding Forward-Looking Statements

This document and Heinz’s other public pronouncements contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include Heinz’s expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement,
●	the failure to receive, on a timely basis or otherwise, the required approvals by Heinz’s shareholders and government or regulatory agencies,
●	the risk that a closing condition to the proposed merger may not be satisfied,
●	the failure to obtain the necessary financing in connection with the proposed merger,
●	the ability of Heinz to retain and hire key personnel and maintain relationship with customers, suppliers and other business partners pending the consummation of the proposed merger, and
●	other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in Heinz’s Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and reports on Forms 10-Q thereafter.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. Heinz undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the proposed merger between Heinz and a subsidiary of Hawk Acquisition Holding Corporation. In connection with the proposed merger, Heinz filed a preliminary proxy statement with the United States Securities and Exchange Commission (“SEC”) on March 4, 2013. The information contained in the preliminary filing is not complete and may be changed. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement will be mailed to the shareholders of Heinz seeking their approval of the proposed merger. Heinz’s shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: H. J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230, Attention: Corporate Affairs Department. In addition, the preliminary proxy statement is, and the definitive proxy statement will be, available free of charge at the SEC’s website, www.sec.gov.

Participants in the Solicitation

Heinz and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Heinz’s directors and executive officers is available in Heinz’s proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on August 28, 2012. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Heinz’s shareholders in connection with the proposed merger is set forth in the preliminary proxy statement filed with the SEC on March 4, 2013. These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at: H. J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230, Attention: Corporate Affairs Department.